Exhibit 3.36

ARTICLES OF INCORPORATION

OF

FLORIDA INTERNATIONAL CONTAINERS SYSTEMS, INC.

The undersigned hereby makes, subscribes, acknowledges and. files with the Secretary of State of the State of Florida these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

ARTICLE I

Name

The name of this corporation shall be:

FLORIDA INTERNATIONAL CONTAINER SYSTEMS, INC

ARTICLE II

Existence of Corporation

This corporation shall begin existence on the date of filing of these Articles with the Secretary of State, Department of Corporation for the State of Florida and shall have perpetual existence.

ARTICLE III

Purposes

The corporation may engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

ARTICLE IV

General Powers

The corporation shall have power:

(a) To have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed, affixed, or in any other manner reproduced.

(b) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated.

(c) To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets.

(d) To lend money to, and use its credit to assist, its officers and employees in accordance with Section 607.0833, Florida Statutes.

(e) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof.

(f) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

(g) To lend money for its corporate purposes, invest and reinvest its funds, and to take and hold real and personal property as security for the payment of funds so loaned or invested.

(h) To conduct its business, carry on its operations, and have offices and exercise the power granted by this act within or without this state.

(i) To elect or appoint officers and agents of the corporation and define their duties and fix their compensation.

(j) To make and alter bylaws, not inconsistent with its Articles of Incorporation or with the laws of the State of Florida, for the administration and regulation of the affairs of the corporation.

(k) To make donations for the public welfare or for charitably, scientific or educational purposes.

(l) To transact any lawful business which the Board of Directors shall find will be in aid of governmental policy.

(m) To pay pensions and establish and carry out pension plans, profit sharing plans, stock bonus plans, stock option plans, retirement plans, benefit plans, and other incentive and compensation plans for any or all of its directors, officers and employees and far any or all of the directors, officers and employees of its subsidiaries.

(n) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any shareholder for the purpose of acquiring, at his death, shares of its stock owned by the shareholder or by the spouse or children of the shareholder.

(o) To be a promoter, incorporator, general partner, limited partner, member, associate or manager of any corporation, partnership, limited partnership, joint venture, trust, or other enterprise.

(p) To have and exercise all powers necessary or convenient to effect its purposes.

ARTICLE V

Capital Stock

(a) The total number of shares of capital stock authorized to be issued by the corporation shall be 10,000 shares having a par value of $1.00 per share. Each of the said shares of stock shall entitle the holder thereof to one (1) vote at any meeting of the stockholders. All or any part of said capital stock may be paid for in cash, in property or in labor or services actually performed for the corporation and valued at a fair valuation to be fixed by the Board of Directors at a meeting called for such purpose. All stock when issued shall be paid for and shall be non-assessable.

(b) In the election of directors of this corporation there shall be no cumulative voting of the stock entitled to vote at such election.

ARTICLE VI

Registered Office and Registered Agent

The street address of the corporation’s initial registered office is 201 East Pine Street, Suite 701, Orlando, Florida 32801, and the name of the corporation’s registered agent is J. Gregory Humphries. The corporation may change its registered office or its registered agent or both by filing with the Department of State of the State of Florida a statement complying with Section 607.0502, Florida Statutes.

The corporation’s principal place of business and mailing address is 5401 West Kennedy Blvd., Suite 760, Tampa, Florida 33609.

ARTICLE VII

Initial Board of Directors

The number of directors constituting the initial Board of Directors shall be one (1) and the name and address of the person who is to serve as the sole member thereof is as follows:

Name	Address

Lloyd W. Jones	5401 West Kennedy Blvd., Suite 760,
Tampa, Florida 33609

ARTICLE VIII

Incorporator

The name and address of the incorporator of this corporation is as follows:

Name	Address

J. Gregory Humphries	201 East Pine Street, Suite 701
Orlando, Florida 32801

ARTICLE IX

Amendment of Articles of Incorporation

The corporation reserves the right to amend, alter, change or repeat any provision, contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation.

IN WITNESS WHEREOF, I, the undersigned, have executed these Articles for the uses and purposes therein stated.

/s/ J. Gregory Humphries
J. Gregory Humphries

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 27th day of December, 1995, by J. Gregory Humphries, who is personally known to me and who did not take an oath.

/s/ Karen Kiesow
Notary Public - State of Florida

AMENDMENT TO ARTICLES OF INCORPORATION

OF

FLORIDA INTERNATIONAL CONTAINER SYSTEMS, INC.

WHEREAS, the Articles of Incorporation of Florida International Container Systems, Inc., were filed and approved by the Secretary of State of Florida on December 28,1995; and

WHEREAS, it is the intention of the Sole Director and the Sole Shareholder of Florida International Container Systems, Inc. that the Articles of Incorporation of Florida International Container Systems, Inc. be amended effective January 26, 1996, in accordance with the proposed amendment hereinafter forth; and

WHEREAS, the proposed amendment to the Articles of Incorporation of Florida International Container Systems, Inc. hereinafter set forth was approved by the Sole Director and the Sole Shareholder of Florida International Container Systems, Inc. pursuant to the provisions of Florida Statutes, Section 607.1006, on the 26th day of January, 1996; and

WHEREAS, the approval of the Secretary of State of Florida of the proposed amendment hereinafter set forth is hereby requested.

NOW, THEREFORE, the Articles of Incorporation of Florida International Container Systems, Inc. are hereby amended effective January 26,1996, by deleting in its entirety the present Article I and by substituting therefor the following, to-wit:

“ARTICLE I

The name of the corporation shall be:

INTERNATIONAL CONTAINER SYSTEMS, INC.”

IN WITNESS WHEREOF, this Amendment to Articles of Incorporation is hereby executed on behalf of Florida International Container Systems, Inc. by its President and Secretary this 26th day of January, 1996.

FLORIDA INTERNATIONAL CONTAINER SYSTEMS, INC.

By:	/s/ Lloyd W. Jones
Lloyd W. Jones, President

By:	/s/ Lloyd W. Jones
Lloyd W. Jones, Secretary